UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2002


              CONSOLIDATED FREIGHTWAYS CORPORATION

                  Commission File Number  1-12149

              Incorporated in the State of Delaware
          I.R.S. Employer Identification No. 77-0425334

             16400 S.E. CF Way, Vancouver, WA 98683
                 Telephone Number (360) 448-4000




Item 5. Other Events

      On April 15, 2002, the Company completed funding of a previously disclosed $45 million real estate back financing agreement with Bayview Financial Trading Group, L.P. (Bayview), an originator of commercial real estate loans. The first $20 million was received on February 20th and the remaining $25 million was received on April 15th. The borrowings, which are secured by real property with a net book value of approximately $67 million, bear interest at LIBOR plus 375 basis points. Principal and interest payments are due monthly over a 15 year period.

      The Company placed title to 39 of its truck terminals in a wholly owned subsidiary, CFCD 2002 LLC, which in turn leased the terminals back to Consolidated Freightways Corporation of Delaware, the Company's trucking subsidiary, under a Master Commercial Lease, with a term equal to the 15 year term of the financing. Separate loans were made by Bayview on each terminal evidenced by a promissory note and secured by a standard mortgage or deed of trust that vary by state based upon state law requirements. The security includes an assignment of rents and leases.

      This Form 8-K should be read in conjunction with the Company's other public filings with the Securities and Exchange
Commission  including the Company's Form 10-K for the year  ended
December 31, 2001, as filed on April 15, 2002.



                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Consolidated Freightways Corporation
                              (Registrant)



April 19, 2002                  /s/Robert E. Wrightson
                                   Robert E. Wrightson
                                   Executive Vice President and
                                      Chief Financial Officer